CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and Statement of Additional Information and to the use of our report dated June 24, 2015, on the Statement of Assets and Liabilities as of June 19, 2015 of the Guggenheim Equity and Income Fund included in the Registration Statement (Form N-2) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 under the Securities Act of 1933 (Registration No. 333-204223) and Amendment No. 3 under the Investment Company Act of 1940 (Registration No. 811-23057).

                                                                                                     /s/ Ernst & Young LLP

McLean, VA
August 12, 2015